As filed with the Securities and Exchange Commission on May 16, 2008

File No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CAREER EDUCATION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	36-3932190
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2895 Greenspoint Parkway, Suite 600 Hoffman Estates, Illinois	60169
(Address of Principal Executive Offices)	(Zip Code)

Career Education Corporation 1998 Employee Incentive Compensation Plan

(Full Title of the Plan)

Jeffrey D. Ayers

Senior Vice President, General Counsel and Corporate Secretary

2895 Greenspoint Parkway, Suite 600

Hoffman Estates, Illinois 60169

(847) 781-3600

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.01 per share	4,000,000	$19.09	$76,360,000	$3,000.95

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock, par value $0.01 per share, of the Registrant (the “Common Stock”) that may be issued to prevent dilution resulting from any merger, consolidation, reorganization, stock split, stock dividend or similar transaction.
(2)	Computed in accordance with Rule 457(h) under the Securities Act, solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Common Stock as reported on the NASDAQ Global Select Market on May 14, 2008.

EXPLANATORY NOTE

This Registration Statement on Form S-8 registers additional securities of the same class as other securities for which registration statements on Form S-8 relating to the Career Education Corporation 1998 Incentive Compensation Plan are effective. Accordingly, pursuant to General Instruction E to Form S-8, the Registration Statements on Form S-8 (File Nos. 333-60335, 333-84403, 333-37848 and 333-96359) filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on July 31, 1998, August 3, 1999, May 25, 2000 and July 16, 2002, respectively, are hereby incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents, which have been previously filed with the Commission:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008;

(c)	The Registrant’s Current Reports on Form 8-K, filed on January 22, 2008, January 24, 2008, February 15, 2008, February 21, 2008, March 12, 2008, March 19, 2008, March 25, 2008, April 18, 2008 and May 16, 2008;

(d)	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on October 21, 1997 under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the effective date of this Registration Statement, but prior to the filing of a post-effective amendment to this registration statement indicating that all securities offered hereby have been sold or de-registering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents (other than information furnished under Items 2.02 or 7.01 of Form 8-K or otherwise not filed with the Commission, which is deemed not to be incorporated by reference in this Registration Statement).

A statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit No.	Description
5.1	Opinion of Katten Muchin Rosenman LLP

23.1	Consent of Katten Muchin Rosenman LLP (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP

24.1	Power of Attorney (included on the signature page to this Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hoffman Estates, State of Illinois, on May 15, 2008.

CAREER EDUCATION CORPORATION

By:	/s/ Michael J. Graham
Name:	Michael J. Graham
Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Jeffrey D. Ayers and Gail B. Rago and, each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, to sign on his or her behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming each act that said attorney-in-fact and agent may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on May 15, 2008.

Signature	Title

/s/ Gary E. McCullough	President, Chief Executive Officer
Gary E. McCullough	and Director (Principal Executive Officer)

/s/ Michael J. Graham	Executive Vice President and Chief
Michael J. Graham	Financial Officer (Principal
Financial and Accounting Officer)

/s/ Steven H. Lesnik	Chairman of the Board
Steven H. Lesnik

/s/ Dennis H. Chookaszian	Director
Dennis H. Chookaszian

/s/ David W. Devonshire	Director
David W. Devonshire

/s/ Patrick W. Gross	Director
Patrick W. Gross

/s/ Thomas B. Lally	Director
Thomas B. Lally

/s/ Edward A. Snyder	Director
Edward A. Snyder

/s/ Leslie T. Thornton	Director
Leslie T. Thornton

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Katten Muchin Rosenman LLP

23.1	Consent of Katten Muchin Rosenman LLP (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP

24.1	Power of Attorney (included on the signature page to this Registration Statement)